UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

CROSSTEX ENERGY, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Crosstex Energy, Inc. (the “Registrant”) on May 7, 2010 the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve three-year terms expiring in 2013:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
Bryan H. Lawrence	27,741,035	713,156	0	10,125,666
Cecil E. Martin Jr.	27,898,996	555,195	0	10,125,666
James C. Crain	27,899,724	554,467	0	10,125,666

Following the Annual Meeting, Barry E. Davis and Robert F. Murchison, having terms expiring in 2011, and Leldon E. Echols and Sheldon B. Lubar, having terms expiring in 2012, continued in office.

The appointment of KPMG LLP as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2010 was ratified:

For:	38,171,590
Against:	393,885
Abstain:	14,382
Broker Non-Votes:	0

The stockholder proposal relating to amending the Registrant’s employment policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression was not adopted:

For:	5,672,057
Against:	19,701,423
Abstain:	3,080,713
Broker Non-Votes:	10,125,664

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: May 11, 2010

By:      /s/ William W. Davis
William W. Davis
Executive Vice President and
Chief Financial Officer